UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 26, 2008

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 26 and 29, 2008, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the "Company") set specific performance goals for fiscal year 2009 under the Amended and Restated National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Program ("AARCIP") for David F. Smith, Ronald J. Tanski and Matthew D. Cabell. Mr. Smith is President and Chief Executive Officer of the Company. Mr. Tanski is Treasurer and Principal Financial Officer of the Company and President of National Fuel Gas Supply Corporation ("Supply Corporation"), one of the Company’s two pipeline and storage subsidiaries. Mr. Cabell is President of Seneca Resources Corporation ("Seneca Resources"), the Company’s exploration and production subsidiary.

Mr. Smith, Mr. Tanski and Mr. Cabell will earn cash compensation in fiscal 2009 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range from zero to 200% of salary for Mr. Smith, from zero to 160% of salary for Mr. Tanski and from zero to 140% of salary for Mr. Cabell. Target compensation is 100% of salary for Mr. Smith, 80% of salary for Mr. Tanski and 70% of salary for Mr. Cabell. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Smith relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 20% of the formula), long-term strategy (weighted as 10% of the formula), the number of wells drilled in the Marcellus Shale (weighted as 10% of the formula), safety (weighted as 5% of the formula), and the number of investor relations one-on-one meetings held with analysts and money managers (weighted as 5% of the formula).

The goals for Mr. Tanski relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 10% of the formula), growth of the pipeline and storage segment (weighted as 10% of the formula), safety (weighted as 10% of the formula), the number of investor relations one-on-one meetings held with analysts and money managers (weighted as 10% of the formula), and meetings with the primary regulators of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 10% of the formula).

The goals for Mr. Cabell relate to Company earnings per share (weighted as 15% of the formula), earnings per share of Seneca Resources (weighted as 15% of the formula), oil and natural gas production volume (weighted as 15% of the formula), oil and natural gas reserve replacement (weighted as 15% of the formula), finding and development costs (weighted as 10% of the formula), lease operating expenses and general and administrative expenses (weighted as 10% of the formula), long-term strategy (weighted as 10% of the formula), and the number of wells drilled in the Marcellus Shale (weighted as 10% of the formula).

On December 26, 2008, the Compensation Committee approved specific performance goals for fiscal year 2009 under the National Fuel Gas Company Executive Annual Cash Incentive Program ("EACIP") for James D. Ramsdell, Senior Vice President of National Fuel Gas Distribution Corporation, the Company’s utility subsidiary. Mr. Ramsdell will earn cash compensation in fiscal 2009 under the EACIP depending upon his performance relative to his goals. Mr. Ramsdell’s compensation pursuant to this arrangement can range from zero to 90% of his salary. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Ramsdell relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 20% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

January 2, 2009	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary